Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CompX International Inc. (the Company) on Form 10-K for the period ending December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Scott C. James, President and Chief Executive Officer of the Company and I, Amy A. Samford, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Scott C. James
Scott C. James
President and Chief Executive Officer

By: /s/ Amy A. Samford
Amy A. Samford
Executive Vice President and Chief Financial Officer

Date: February 28, 2024

Note:  The certification the registrant furnishes in this exhibit is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.